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                                                                   Exhibit 10.29

                             JOINT VENTURE AGREEMENT
                                       OF
                   LESTER'S BACK YARD BURGERS JOINT VENTURE IV

         THIS JOINT VENTURE AGREEMENT is hereby made and entered into on this 28th day of August, 1998, by and among PATTIE F. LESTER, W. LAMBETH LESTER, BACK YARD BURGERS INC., a Delaware corporation, ALEXANDRA B. LITOW and ANDREW R. LITOW (hereinafter sometimes referred to together as the "Joint Venturers" and individually as a "Joint Venturer").

                                    ARTICLE I
                              FORMATION AND PURPOSE

         1.01. Formation. The parties hereto hereby form and establish a joint venture (hereinafter referred to as the "Joint Venture") to be conducted under the name of LESTER'S BACK YARD BURGERS JOINT VENTURE IV.

         1.02. Purposes of the Joint Venture. The purposes of the Joint Venture are:

         a. To acquire ownership of certain land and any improvements located at 2744 Elm Hill Pike, Nashville, Davidson County, Tennessee 37214, and being more particularly described on Exhibit A attached hereto and incorporated herein by this reference;

         b. To construct a restaurant facility and related improvements on such land;

         c. To lease the land, restaurant facility and any other improvements thereon to Back Yard Burgers, Inc., a Delaware corporation, to be operated initially as a company-operated Back Yard Burgers restaurant;

         d. To mortgage and otherwise encumber the land, improvements and other real property (but excluding equipment, signage, any and all restaurant and related equipment and all other items specifically belonging to the tenant) in connection with such restaurant facility on 2744 Elm Hill Pike, Nashville, Davidson County, Tennessee 37214 (hereinafter all together sometimes referred to as the "Project");

         e.       To sell the Project at some date in the future;

         f. To otherwise own, maintain, manage, operate, lease and sell the Project or any part thereof; and

         g. To do all things necessary for or incidental to the foregoing.

The Joint Venture shall not engage in any other business or activity without the written consent of all Joint Venturers.

         1.03. Place of Business. The principal place of business of the Joint Venture shall be located at 215 Lynwood Terrace, Nashville, Tennessee 37205.

         1.04. Term. The term of the Joint Venture shall commence on the date hereof and shall continue until , 20 , provided, however, that the Joint Venture shall be dissolved prior to such date upon the sale or disposal of the Project and the payment or satisfaction of all debts of the Joint Venture. The termination date may be extended or moved forward by the mutual consent of all Joint Venturers.

         Upon the death, assignment for the benefit of creditors, legal incapacity, the filing of any proceedings under any bankruptcy or other insolvency laws by or against a Joint Venturer, or the occurrence of any event which results in the termination or transfer of the interest of a Joint Venturer or the dissolution of a Joint Venturer as a matter of law, any remaining Joint Venturer or Joint Venturers, as the case may be, shall have the right to continue the business of the Joint Venture, and the Joint Venture shall not, as a result of any such event, terminate, nor shall a liquidation or winding up of its affairs be required.

                                   ARTICLE II
                              JOINT VENTURE CAPITAL

         2.01. Capital Accounts. Separate capital accounts shall be maintained for each Joint Venturer and shall consist of the sum of their respective contributions to the capital of the Joint Venture plus their share of the profits of the Joint Venture, less their share of any losses of the Joint Venture, and less any distributions to or withdrawals made by or attributed to them from the Joint Venture.



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         2.02. Capital Contributions. Each Joint Venturer shall make an initial
capital contribution to the Joint Venture on or before     , 199 , as set forth
below beside his, her or its respective name:

         JOINT VENTURER                              INITIAL CAPITAL CONTRIBUTION
         --------------                              ----------------------------
         W. Lambeth Lester                                            $ 75,000.00
         Back Yard Burgers, Inc.                                      $ 50,000.00
         Pattie F. Lester                                             $ 25,000.00
         Alexandra B. Litow                                           $ 25,000.00
         Andrew R. Litow                                              $ 25,000.00
                                                                      -----------
                  TOTAL                                               $200,000.00

         Thereafter, the Joint Venturers each agree to advance to the Joint Venture, from time to time and as needed to properly carry out the purposes set out herein, additional capital in cash and in the same proportion as his, her or its respective percentage interest, as set forth in Article III. Such sums shall be payable within ten (10) days after notice, and if for any reason, any Joint Venturer does not contribute his, her or its respective proportionate share, then, in that event, the Joint Venturers advancing additional funds as a result of such failure and/or refusal shall be entitled to acquire the proportionate share of the non-contributing Joint Venturer's interest as the percentage of a given contributing Joint Venturer's respective interest in the Joint Venture bears to the total percentage of the interests in the Joint Venture held by all of the Joint Venturers contributing, provided, however, that the interest retained by the non-contributing Joint Venturer, after the contribution and adjustment of relative percentage ownership, shall represent not less than the same book value (in dollars) as his, her or its interest represented prior to the contribution by the Joint Venturers, it being the express intention of the parties hereto that the monetary value of a non-contributing Joint Venturer's share shall not be diminished by the voluntary contributions of the remaining Joint Venturers even though the non-contributing Joint Venturer's percentage interest in the Joint Venture may be adjusted in accordance with the formula set forth hereinabove. However, the calculation to determine a Joint Venturer's revised interest in the Joint Venture shall be done without regard to the unequal allocation of profits and losses for tax purposes and shall be based solely on the initial and any future contribution to the Joint Venture.

         For example, A, B, C, and D each own 25% of the Joint Venture, which has a book value of $400.00 ($100.00 for each Joint Venturer). The determination is made that the Joint Venture requires another $400.00 in order to continue doing business. A, B, and D each agree to contribute $100.00. C refuses. D is unwilling to contribute any more than his additional $100.00. A and B agree to contribute an additional $50.00 each to cover the shortfall left by C's refusal. Immediately after the contribution, the book value of the Joint Venture as a whole is $800.00. D, having made only his $100.00 additional contribution, now has an interest in the Joint Venture of $200.00 and is, therefore, still the owner of 25% of the Joint Venture. C, however, having made no contribution, still has an investment in the Joint Venture of $100.00, and accordingly, owns only 12.5% of the Joint Venture, the book value of which is $800.00 after the contribution. A and B, on the other hand, having contributed an additional $150.00 each, now have interests in the Joint Venture of $250.00 each, and are, therefore, the owners of 31.25% of the Joint Venture, respectively (each having contributed 1/2 of the necessary amount, and each, therefore, being entitled to 1/2 of 12.5% which would otherwise have been left to C had C elected to make his portion of the contribution). From and after the time of the contributions and until another contribution is made, the profits and losses of the Joint Venture will be divided on the basis of the revised percentages, instead of the original ones.

         Any adjustments to the percentage interests of Joint Venturers to be made pursuant to the requirements of this Section 2.02 shall likewise be made in
Article III.

         2.03. Financing. The Managing Joint Venturer shall arrange for such financing as may be required by the Joint Venture for purposes of acquiring, constructing, developing, adding to, leasing, and/or operating the Project. The terms and conditions of all such loans shall be subject to the prior written approval of all Joint Venturers.

         2.04. Obligation of the Joint Venturers. The Joint Venturers shall endorse, assume, and/or guarantee such obligations of the Joint Venture as the Joint Venturers may mutually agree upon or as may be required to enable the Joint Venture to carry out its purposes as set forth herein.

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ARTICLE III

                    PERCENTAGE INTEREST IN THE JOINT VENTURE

         The Joint Venturers shall have and own the respective percentage interests in the Joint Venture as set forth below:

         JOINT VENTURER                              PERCENTAGE INTEREST
         --------------                              -------------------

         W. Lambeth Lester                                               37.50%
         Back Yard Burgers, Inc.                                         25.00%
         Pattie F. Lester                                                12.50%
         Alexandra B. Litow                                              12.50%
         Andrew R. Litow                                                 12.50%
                                                                       --------
                  TOTAL                                                100.000%

The above percentage interests may be adjusted as provided in Section 2.02 above or as mutually agreed upon by the parties. References elsewhere in this Agreement to Article III shall take into account any such adjustments to the percentage interests.

                                   ARTICLE IV
              PROFITS, LOSSES, AND DISTRIBUTIVE SHARES OF TAX ITEMS

         4.01. Allocation of Profits and Losses. The Joint Venture's net profits and losses for each fiscal year of the Joint Venture and each item of income, gain, loss, deduction, or credit entering into the computation thereof, shall be allocated to the Joint Venturers, both for income tax and book purposes, as follows:

         a. Net profits shall be allocated among the Joint Venturers in the same proportion as distributable income for such fiscal year as distributed pursuant to Section 4.02 hereof.

         b. Net losses shall be allocated among the Joint Venturers in the following manner and order of priority:

                  (i) To the Joint Venturers in proportion to their respective capital accounts and to the extent of any positive balance in such capital account; and then

                  (ii) To the Joint Venturers in accordance with their respective percentage interests as set forth in Article III hereof.

         c. Any tax credits available to the Joint Venture shall be allocated to the Joint Venturers in accordance with their respective percentage interests as set forth in Article III hereof.

         d. Gain from the sale or exchange of all or any part of the Project shall be allocated among the Joint Venturers in the following manner and order of priority:

                  (i) To the Joint Venturers in proportion to any negative balances in the respective capital accounts, to the extent of such negative balances; and then

                  (ii) The balance, if any, to the Joint Venturers in accordance with their respective percentage interests as set forth in Article III hereof.

         4.02. Distributable Income. The distributable income derived by the Joint Venture shall be determined as of the end of each fiscal year of the Joint Venture and shall be the net profits and losses derived by the Joint Venture during each such year from its activities as ascertained through the use of sound cash basis accounting practices, consistently applied, increased by:

         a. Depreciation and other non-cash charges deducted in computing the net profits derived by the Joint Venture from the operation of leasing of the Project; and

         b. Any cash that becomes available during each such fiscal year by reason of the reduction in any reserves referred to below in paragraphs (d) and
(e); and decreased by:

         c. Principal payments made on any debts of the Joint Venture with respect to the Project during each such fiscal year;

         d. Additions to any reserves deemed necessary by the Joint Venturers during such fiscal year for capital improvements and/or asset replacements with respect to the Project; and

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         e. Additions to any reserves deemed necessary by the Joint Venturers during each such fiscal year to meet working capital requirements of the Project and any contingent or unforeseen liabilities of the Joint Venture with respect to the Project and the Joint Venture.

         4.03. Distribution of Distributable Income. Income distributions for each fiscal year shall be apportioned and distributed to the Joint Venturers in accordance with their respective percentage interests as set forth in Article III hereof. The Joint Venturers may, in their sole discretion, make estimated distributions of distributable income on a monthly basis after the payment of all just debts.

         4.04. Distribution of Proceeds of Refinancing, Sale, or Liquidation. The net cash proceeds to the Joint Venture resulting from (a) the refinancing of any loan or mortgage on, or the sale, exchange, condemnation (or similar eminent domain taking), casualty, or other disposition of all, or any substantial part of, the Project or any other assets of the Joint Venture, or (b) from the liquidation of the assets of the Joint Venture following the dissolution of the Joint Venture, shall be distributed and applied in the following manner and order of priority:

         a. To the payment of debts and liabilities of the Joint Venture, other than items referred to in the succeeding clauses of this Section;

         b. To the establishment of any reserves deemed necessary for any contingent or unforeseen liabilities or obligations of the Joint Venture;

         c. To the repayment of any liabilities or debts of the Joint Venture, other than capital accounts, to any of the Joint Venturers;

         d. The balance, if any, to the Joint Venturers in accordance with the respective percentage interests as set forth in Article III hereof.

         4.05. Profits and Losses. The terms "Net Profits" and "Net Losses" as used in this Agreement shall mean net profits and net losses, respectively, including capital gains and losses, as determined on and reflected by the Joint Venture's annual federal income tax return, taking into account all items of income and deduction reports on Schedule K of such return and after deduction of the amount of all guaranteed payments due under Article VI hereof.

                                    ARTICLE V
                           LEGAL TITLE TO THE PROJECT

         The Joint Venturers agree that the legal title to the Joint Venture property and assets, including the Project, shall remain in the name of the Joint Venture.

                                   ARTICLE VI
              DUTIES, REPRESENTATIONS AND POWERS OF JOINT VENTURERS

         6.01. Duties of Managing Joint Venturers. Pattie F. Lester shall be Managing Joint Venturer for the Joint Venture. Except as may be limited by the provisions of this Agreement, she shall have the authority to act on behalf of the Joint Venture and to act alone without the joinder of any other Joint Venturer. The Managing Joint Venturers shall be reimbursed for all reasonable, direct, out-of-pocket costs and expenses which they may incur in performing her duties. However, in no event shall the Managing Joint Venturer be paid a fee for such services. Further, all reimbursements shall be for direct costs, and not for any items such as conventions, out-of-state trips, seminars which the Managing Joint Venturer could claim would make her a better manager of the Joint Venture or would help educate her about certain matters important to the Joint Venture. Her duties shall include the following:

         a.       Managing the day-to-day activities of the Joint Venture;

         b. Keeping the books of account and financial statements with respect to all transactions of the Joint Venture and the Project;

         c. Arranging for any financing required by the Joint Venture and negotiating the terms of any sale made by or to the Joint Venture, all subject to the approval of the other Joint Venturers;

         d.       Negotiating the terms of any lease to or by the Joint Venture;

         e. Executing the documents on behalf of the Joint Venture relating to its operations or the Project;

         f. Signing checks on behalf of the Joint Venture;

         g. Preparing, filing, and delivering in a timely manner all tax returns required for the Joint Venture; and

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         h. Performing all other day-to-day duties required to maintain and operate the Joint Venture. The Managing Joint Venturer may also from time to time delegate any or all of her duties under 6.01.b and 6.01.g above to another Joint Venturer (including Back Yard Burgers, Inc.), provided such Joint Venturer agrees to properly carry them out until otherwise directed by the Managing Joint Venturer, or hire some outside firm or person to keep and prepare those items set forth in 6.01.b and 6.01.g above. The Joint Venture shall pay all reasonable, direct, out-of-pocket costs incurred for preparing those items set forth in 6.01.b and 6.01.g above.

         Should Pattie F. Lester be unable, incapable or unwilling to serve as
Managing Joint Venturer, then       shall thereupon be the successor Managing
Joint Venturer of the Joint Venture and shall have all of the powers, duties, rights and authority as the original Managing Joint Venturer.

         6.02. Back Yard Burgers, Inc. Back Yard Burgers, Inc., a Delaware corporation, is a Joint Venturer but is also the tenant under a lease which the
Joint Venture (as landlord) anticipates entering into in      , 199 V . Under
such lease, Back Yard Burgers, Inc. will lease the Project for fifteen years (from the completion of the building and improvements) and also have three five-year renewal options. If Back Yard Burgers, Inc. fails to pay any amounts due under the Lease, then it shall thereupon forfeit to the Joint Venture its Joint Venture interest and may thereafter have no ownership interest or voting rights in the Joint Venture; however, notwithstanding the foregoing, any funds in its capital account shall be applied to help offset any obligations and amounts owed by Back Yard Burgers, Inc. under the lease. However, this forfeiture shall not relieve Back Yard Burgers, Inc. from any guaranties (including without limitation any loan guaranties), liabilities, or other obligations arising out of the Joint Venture or otherwise for which it may have been liable or responsible (in whole or in part) prior to the forfeiture.

         This Joint Venture is not a partnership or joint venture in the operation of a restaurant, but is a joint venture in the ownership and leasing of real property and constructing a restaurant building and related improvements thereon. Back Yard Burgers, Inc. is solely responsible for operating the restaurant on the real property comprising the Project in accordance with the terms of its lease and shall in no way be construed to be the agent of the Joint Venture in the operation of such restaurant. Likewise, this Agreement gives the Joint Venture no agency rights to act for Back Yard Burgers, Inc. in the actual operation of the restaurant.

         6.03.    Powers of Joint Venturers.

         a. Unanimous Consent. The following powers may be exercised only upon the consent of all of the Joint Venturers:

            1. The power to borrow money on the general credit of the Joint Venture in any amount, or to create, assume, or incur any indebtedness to any person or entity;

            2. The power to make loans in any amount, to guarantee obligations of any person or entity, or to make any other pledge or extension of credit;

            3. The power to purchase or otherwise acquire any other property except in the ordinary course of business of the Joint Venture;

            4. The power to sell, encumber, mortgage, or refinance any mortgage on any of the Joint Venture property;

            5. The power to confess any judgment against the Joint Venture, or to create, assume, incur, or consent to any charge (including any mortgage or deed of trust, pledge, encumbrance, or security interest of any kind) upon any property or assets of the Joint Venture; and

            6. The power to make any expenditure of capital improvement or renovation funds or any other expenditures except for routine day-to-day maintenance and operation of the Project.

         b. Majority. Except for those powers set forth in Section 6.03.a above and the other powers and duties specifically designated or assigned to a Joint Venturer or to the Managing Joint Venturer elsewhere in this Agreement, all other actions and powers of the Joint Venture shall require the consent of a majority of the percentage ownership (as set forth in Article III) of the Joint Venture.

         c. Specifically Authorized Actions. Notwithstanding anything else contained in this Agreement, all of the Joint Venturers hereby agree and consent to the following actions by the Joint Venture:

            1. Purchasing the land for the Project and borrowing such funds as are necessary to fund the purchase.

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            2. Constructing a restaurant facility and any needed improvements therewith on the land.

            3. Borrowing such funds as are necessary from financial institutions (including The Bank of Nashville in Nashville, Tennessee) to help finance the purchase of the land, the construction of the restaurant facility and needed improvements, and to obtain permanent financing, and granting such financial institutions (including The Bank of Nashville) deeds of trust, assignments of rents and security agreements on the land and/or Project to secure such loans.

            4. Leasing the Project to Back Yard Burgers, Inc. for a fifteen year initial term, together with the option for three five-year renewal terms. Notwithstanding anything else herein contained, all of the Joint Venturers hereby specifically authorize the Managing Joint Venturer, Pattie F. Lester (or as the successor Managing Joint Venturer if she is unable, incapable or unwilling to serve), to execute on behalf of the Joint Venture any and all documents needed to accomplish and effectuate the foregoing actions, including without limitation any settlement statement, closing statement, commitment letter, affidavit, promissory note, lease agreement, guaranty, unlimited guaranty, subordination, nondisturbance and attornment agreement, and deed of trust, assignment of rents and security agreement, whether any of the foregoing related to the purchase of the land and/or the financing thereof, the construction financing, and/or the permanent financing. All of the Joint Venturers specifically authorize the Managing Joint Venturer to execute the foregoing documents on behalf of the Joint Venture without the necessity or signature of any other Joint Venturer, although any Joint Venturer may join in their execution if he, she or it so desires.

         6.04. Deadlock. In the event a Joint Venturer(s) shall refuse to consent to the exercise of any power set forth in Section 6.03.a when the majority of the percentage ownership (as set forth in Article III) of the Joint Venture have so agreed or consented, or in the event the Joint Venturers are divided on a material issue and cannot agree on the conduct of the business and affairs of the Joint Venture, then a deadlock between the Joint Venturers shall be deemed to have occurred. Upon the occurrence of a deadlock, the other Joint Venturers (hereinafter referred to as the "Offerors") may elect to purchase the Joint Venture interest of the Joint Venturer(s) refusing to consent to the exercise of such power or to proposals relative to the conduct of the business and affairs of the Joint Venture (hereinafter referred to as the "Offeree") at the price calculated as the Offeree's percentage interest in the total value (as determined solely by the Offerors without the need for outside assistance) of all of the assets of the Joint Venture, but such total value shall never be less than their book value. The Offerors shall notify the Offeree in writing of the election to purchase, stating the total value of all of the assets of the Joint Venture, and the price offered for the Offeree's Joint Venture interest expressed as the Offeree's percentage interest in the Joint Venture (as set forth in Article III) multiplied by the total value of all of the assets of the Joint Venture. The Offeree shall have the right to buy the interest of the Offerors on the same terms based upon the Offerors' percentage interests in the total value of all Joint Venture assets (as stated by the Offerors), or to sell the Offeree's interest to the Offerors at the designated price and terms, whichever the Offeree may elect. The Offeree shall have thirty (30) days from the receipt of such offer to make his, her or its election, that is, either to buy such interest of the Offerors or to sell his, her or its own interest, which shall be made in writing executed by the Offeree and stating the nature of the election. A Joint Venturer who is then obligated to purchase the interest of another Joint Venturer pursuant to the provisions hereof shall have twenty (20) days from the date of receipt of the written election from such other Joint Venturer to pay the specified price and satisfy the terms of such purchase.

         Should a Joint Venturer who has received an offer to buy fail to make the election required herein in a timely fashion, then such non-responding party will be deemed to have elected and agreed to sell, as the case may be, according to the terms of the offer. No offers under this Section may be revoked in an attempt to try to defeat the provisions of this Section.

                                   ARTICLE VII
                     TRANSFERS OF JOINT VENTURERS' INTERESTS

         7.01. Transfers of the Joint Venturers' Interests.

         a. In General. Except in accordance with the procedures set forth in
Section 7.03 and elsewhere herein, no Joint Venturer may sell, transfer (whether by operation of law or otherwise), assign, encumber, or allow to be encumbered his, her or its interest in the Joint Venture, or admit additional Joint Venturers, without the prior written consent of all of the other Joint Venturers. Any attempt to transfer or encumber any interest in the Joint Venture in violation of this Article shall be null and void.

         b. Family Dispositions. Notwithstanding anything else herein contained, the requirements of Section 7.01.a and Section 7.03 shall not apply to spousal transfers, whether by voluntary action or otherwise, transfers by reason of death, or transfers into a trust for the sole benefit of the individual transferor and/or his or her family members of the first or second degree. However, no Joint Venturer shall make any disposition which would cause the Joint Venture to be treated as an association taxable as a corporation for federal income tax purposes.

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         7.02. Obligations and Rights of Transferees.

         a. Any person or entity which acquires in any manner whatsoever any interest in the Joint Venture, irrespective of whether such person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the enefit of the acquisition thereof to have agreed to, and shall, be subject to and bound by all the obligations of this Agreement that any predecessor in interest of such a person or entity was subject to or bound by.

         b. The person or entity acquiring an interest in the Joint Venture shall have only such rights, and shall be subject to all of the obligations, as are set forth in this Agreement; and, without limiting the generality of the foregoing, such a person or entity shall not have any right to have the value of his, her or its interest ascertained or receive the value of such interest or, in lieu thereof, profits attributable to any right in the Joint Venture, except as herein set forth.

         7.03. Right of First Refusal. If any Joint Venturer or his, her or its heirs, successors or representatives should desire at any time to transfer or dispose of any or all of his, her or its interest in the Joint Venture, such Joint Venturer, or other party, shall first offer to sell the same to the other Joint Venturers on a pro-rata basis, or as the other Joint Venturers may otherwise agree. The offer, which shall be given in writing to the other Joint Venturers, shall state the sale price asked and the terms of the payment for such interest. Within thirty (30) days after any such offer, the other Joint Venturers may, at their option, elect to purchase the interest offered on a pro-rata basis, or as they may otherwise agree among themselves. To exercise the option to purchase, the other Joint Venturers shall give written notice of such intention to the offering Joint Venturer, or other party. If the other Joint Venturers fail to purchase the interest so offered, the offering Joint Venturer, or other party, shall then have the right for a period of one hundred eighty
(180) days thereafter to offer such interest to any person or entity, but still shall not sell such interest without giving the other Joint Venturers the right to purchase such interest as hereinbefore set out within thirty (30) days at the price and on the terms being offered by such person or entity. The offering Joint Venturer shall give the other Joint Venturers written notice of such offer to purchase that he, she or it proposes to accept, and this notice shall be accompanied by a copy of the offer to purchase, which shall be in writing and shall specify the exact interest to be purchased, the purchase price, the payment terms (if any), and the name and address of the party making the offer to purchase, and such offer to purchase must be bona fide.

         7.04. Death or Legal Incompetency. Upon the death or legal incompetency of an individual Joint Venturer, his or her personal representative shall have all of the rights of a Joint Venturer for the sole purpose of settling and managing his or her estate and such power as the decedent or incompetent possessed to constitute a successor as an assignee of his or her interest in the Joint Venture, subject to the provisions contained in Section 7.03 above, and the other provisions in this Agreement.

         7.05. Execution of Documents by Transferees. The transferees of any interest in the Joint Venture must agree to execute any and all documents requested by the Joint Venture and other Joint Venturers consistent with the terms and intent of this Agreement and to be bound by the terms hereof before becoming a Joint Venturer.

                                  ARTICLE VIII
                     BANK ACCOUNTS, BOOKS, AND REPORTS, ETC.

         8.01. Bank Accounts. The funds of the Joint Venture shall be kept in a separate bank account or accounts in the name of the Joint Venture, at The Bank of Nashville in Nashville, Tennessee, or such other financial institution as may be designated by the Joint Venturers. All withdrawals from such account or accounts shall be made only upon the signature of those persons shown on the account signature card who have been designated by the Joint Venture.

         8.02. Fiscal Year. The fiscal year of the Joint Venture shall be the calendar year.

         8.03. Books of Accounts. As provided in Section 6.01., the Joint Venture's books of accounts and financial statements shall be maintained by the Managing Joint Venturer accordingly and shall be made available to any Joint Venturer for review at reasonable times. However, the Managing Joint Venturer may delegate her duty to maintain the books of account and financial statements to another Joint Venturer (including Back Yard Burgers, Inc.), provided such Joint Venturer agrees to properly maintain them until otherwise directed by the Managing Joint Venturer, or may hire some outside firm or person to maintain them, but they shall still be made available to any Joint Venturer for review at reasonable times.

         8.04. Method of Accounting. The Joint Venture's books of accounts shall be maintained and kept in accordance with generally accepted accounting principles, except as may be specified otherwise herein.

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         8.05. Tax Returns. The Managing Joint Venturer shall cause tax returns of the Joint Venture to be filed on a timely basis and shall, promptly after the preparation thereof, transmit full and complete copies of the returns to each Joint Venturer. The Managing Joint Venturer may from time to time delegate her duties under this paragraph of Section 8.05 to another Joint Venturer (including Back Yard Burgers, Inc.), provided such Joint Venturer agrees to properly perform such duties timely and properly, or may hire an outside person or entity to prepare, transmit and file the tax returns.

         Pattie F. Lester is hereby appointed as "tax matters partner" (as defined in Section 6231(1)(7) of the Internal Revenue Code of 1986, as amended) for the Joint Venture and shall have all requisite authority and powers necessary to carry out her duties as tax matters partner, notwithstanding anything else herein contained. She shall be entitled to reimbursement for all reasonable expenses incurred in carrying out her duties as tax matters partner. If Pattie F. Lester is unable, incapable or unwilling to serve as "tax matters
partner," then       shall be the successor if Pattie F. Lester is unable,
incapable or unwilling to so serve.

         8.06. Certain Tax Provisions. Pursuant to Section 754 of the Internal Revenue Code of 1986, as amended, in the event of a transfer or sale of a Joint Venture interest or the death of the Joint Venturer, the Joint Venture shall make the necessary Section 754 election with the Internal Revenue Service for an adjustment to the basis of the Joint Venture assets as provided by Section 734 and 743 of the Internal Revenue Code.

         The Managing Joint Venturer, on behalf of the Joint Venturers, shall cause to be filed a proper election in accordance with Section 709(b) of the Internal Revenue Code of 1986, as amended, to provide for the amortization of organization expenses over a period of sixty (60) months.

                                   ARTICLE IX
                                   TERMINATION

         9.01. Liquidation Distribution. Upon the termination of the Joint Venture, the Joint Venturers shall proceed to liquidate the Joint Venture, and all proceeds of such liquidation shall be applied and distributed in the manner set forth in Section 4.04 hereof, subject, however, to the provisions of SS. 61-1-137, of the Tennessee Code Annotated.

         9.02. Reasonable Time for Liquidation. A reasonable time shall be allowed for the orderly liquidation of the Joint Venture's assets in order to minimize losses normally attendant upon such liquidation.

         9.03. Date of Dissolution. The Joint Venture shall terminate and dissolve when all property owned by the Joint Venture shall have been sold or otherwise disposed of and the debts of the Joint Venture have been paid or satisfied.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.01. Notices. Any notice or other communication provided for or required by this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or upon deposit in the United States mail, certified, postage prepaid, return receipt requested, properly addressed to the Joint Venturer to which such notice is intended to be given at such address as such Joint Venturer may have previously furnished in writing to the Joint Venture or to such Joint Venturer's last known address.

         10.02. Partition. The Joint Venturers hereby mutually waive any right of partition which they may have with respect to the Project and any other Joint Venture assets.

         10.03. Fees and Commissions. Each Joint Venturer hereby represents and warrants to the other Joint Venturers that there are no claims for brokerage or other commissions or finders or other similar fees in connection with the transactions covered by this Agreement. Each Joint Venturer hereby agrees to indemnify and hold harmless the others from and against all liabilities, costs, damages, and expenses from any such claims incurred by him, her or it.

         10.04. Waiver. If the Joint Venture or a Joint Venturer consents to or waives, either expressly or by implication, a breach or default by another Joint Venturer in the performance of the obligations hereunder, such consent or waiver shall not be deemed or construed to be a consent to or waiver of any other breach or default in the performance of the same or any other obligations hereunder of such Joint Venturer. Failure on the part of the Joint Venture or a Joint Venturer to complain of any act of another Joint Venturer or to declare a Joint Venturer in breach or default, irrespective of how long such failure continues, shall not constitute a waiver by the Joint Venture or such Joint Venturer of any rights hereunder.

         10.05. Severability. If any provision of this Agreement or the application thereof shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement and the application of the other provisions shall be valid and shall be enforced to the fullest extent permitted by law. If any provision is determined to be invalid or unenforceable, that provision shall be modified in such a way so that it becomes valid and enforceable but reflects its original meaning and intent as closely as possible.

         10.06. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Joint Venturers and their heirs, successors and assigns.

         10.07. Counterparts. This Agreement may be executed in counterparts, with all such counterparts together to be considered to be one complete document.

         10.08.   Construction of Agreement.

         a. The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision thereof.

         b. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Joint Venture.

         c. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of Tennessee. Each Joint Venturer and his, her, or its heirs, successors, assigns and personal and legal representatives, hereby submits to the jurisdiction and venue of the courts in Nashville, Davidson County, Tennessee, both federal and state, and agrees that any legal action arising out of the Joint Venture, this Agreement, the Project, or a dispute between Joint Venturers, shall be brought in a federal or state court in Nashville, Davidson County, Tennessee, whichever is applicable.

         10.09. Other Activities of Joint Venturers. Any Joint Venturer may engage in other business ventures of every nature, including, but not limited to, the ownership, development, management, and leasing of real estate wherever located (including without limitation the leasing of other property to Back Yard Burgers, Inc., for another company-operated Back Yard Burgers restaurant) and the ownership and operation of restaurants and restaurant franchises wherever located (including without limitation Back Yard Burgers restaurants), and neither the Joint Venture nor any of the other Joint Venturers shall have any right in such independent ventures or the income and profits derived therefrom by virtue of this Joint Venture.

         10.10. Entire Agreement. This Agreement is intended by the Joint Venturers to be the final expression of their agreement and as the complete and exclusive statement of the terms thereof notwithstanding any representations or statements to the contrary heretofore made. This Agreement may be amended only by a writing signed by all then-current Joint Venturers at the time of such amendment.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                          [SIGNATURES ON THE NEXT PAGE]

                                           JOINT VENTURERS:


Address:                                   ---------------------------------
215 Lynwood Terrace                        PATTIE F. LESTER
Nashville, Tennessee 37205
SSN:  ###-##-####

                                           BACK YARD BURGERS, INC.

Address:
2768 Colony Park Drive
Memphis, Tennessee 38118                   By:
EIN:  64-0737163                              ------------------------------
                                              LATTIMORE M. MICHAEL, Chairman
                                              and Chief Executive Officer


Address:                                   ---------------------------------
215 Lynwood Terrace                        W. LAMBETH LESTER
Nashville, Tennessee 37205
SSN: ###-##-####


Address:
                                           ---------------------------------
---------------------------                ALEXANDRA B. LITOW

---------------------------
SSN:
    -----------------------


Address:
                                           -------------------------------
---------------------------                ANDREW R. LITOW

---------------------------
SSN:
    -----------------------

                                    EXHIBIT A


                                LEGAL DESCRIPTION

         Land in Davidson County, Tennessee, being Lot No. 2 as shown on the Plan of Gowda's Two Lot Subdivision of record in Book 8250, page 947, Register's Office for said County.